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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of Berkshire Hathaway Inc. and NBH, Inc. on Form S-4 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, relating to their Registration Statement on Form S-4 (No. 33-61129), of our report on schedules dated March 6, 1998 appearing in the Annual Report on Form 10-K of Berkshire Hathaway Inc. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus which is incorporated into this Registration Statement.



                                         /s/ Deloitte & Touche LLP
                                         -------------------------------------
                                         Deloitte & Touche LLP
  Omaha, Nebraska
  December 15, 1998